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                                                            Exhibit 23.1

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 5, 1999 (and to all references to our firm) included in or made a part of this registration statement.

                                        /s/ Arthur Andersen LLP
                                        ---------------------------
                                        Arthur Andersen LLP

New York, New York
April 22, 1999